REGISTRATION STATEMENT CONSISTS OF 15 PAGES
               THE EXHIBIT INDEX APPEARS ON PAGE 12

                                           Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933
                        ______________________

                   STATE STREET BOSTON CORPORATION
        (Exact Name of Registrant as Specified in Its Charter)

     MASSACHUSETTS                           04-2456637
     (State or Other Jurisdiction of         (I.R.S. Employer
     Incorporation or Organization)          Identification No.)

          225 Franklin Street, Boston, Massachusetts 02110
         (Address of Principal Executive Offices) (Zip Code)

                   STATE STREET BOSTON CORPORATION
             1994 STOCK OPTION AND PERFORMANCE UNIT PLAN
                        (Full Title of the Plan)

                        ROBERT J. MALLEY, ESQ.
              Senior Vice President and General Counsel
                   State Street Boston Corporation
          225 Franklin Street, Boston, Massachusetts 02110
               (Name and Address of Agent For Service)

                            (617)654-3104
    (Telephone Number, Including Area Code, of Agent For Service)

                               Copy to:

                        CHAMPE A. FISHER, ESQ.
                             Ropes & Gray
                       One International Place
                     Boston, Massachusetts 02110

                   CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                               Proposed   Proposed
Title of                       Maximum    Maximum
Securities                     Offering   Aggregate  Amount of
to be          Amount to be    Price Per  Offering   Registration
Registered     Registered(1)   Share(2)   Price(2)   Fee
- ----------     -------------   ---------  ---------  ------------
Common Stock   3,500,000 shares  $30.53  $106,845,000   $36,843
$1 Par Value
(including
Preferred
Share Purchase
Rights)
_________________________________________________________________
(1) Plus such additional shares of Common Stock as may be required in the event of a stock dividend, recapitalization or other change in the Company's capital stock. Prior to the occurrence of certain events the Preferred Share Purchase Rights will not be evidenced separately from the Common Stock.

(2) In accordance with Rule 457(h), the registration fee is the sum of (i) the aggregate exercise price of options outstanding on the date hereof and (ii) for shares not subject to options on the date hereof, the amount estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c) on the basis of the price for the Common Stock of State Street Boston Corporation (the "Company") on January 17, 1995.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby states that the following documents have been filed by the Company with the Commission and are incorporated herein by reference:

     (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to
          Section 13(a) of the Exchange Act.

     (2) The Company's Quarterly Report on Form 10-Q for each of the periods ended March 31, 1994, June 30, 1994 and
          September 30, 1994, filed pursuant to Section 13(a) of the Exchange Act.

     (3)  The Company's Current Reports on Form 8-K dated
          February 1, 1994 and September 27, 1994.

     (4) The description of the Company's Common Stock included in the Company's effective registration statement report on Form 10, as filed with the Securities and Exchange Commission on September 3, 1970 and amended on May 12, 1971.

     (5) The description of the Company's Preferred Share Purchase Rights included in the Company's effective registration statement on Form 8-A filed with the Securities and Exchange Commission on September 30, 1988 as amended by Amendment dated as of September 20, 1990 filed with the Securities and Exchange Commission on Form 8 on October 19, 1990.

     (6) Indenture dated as of May 1, 1983 between State Street Boston Corporation and Morgan Guaranty Trust Company of New York, Trustee, relating to the Company's 7 3/4% Convertible Subordinated Debentures due 2008 (filed with the Securities and Exchange Commission as Exhibit 4 to the Registrant's Registration Statement on Form S-3 filed on April 22, 1983, Commission File No. 2-83251 and incorporated by reference).

     (7) Indenture dated as of August 2, 1993 between State Street Boston Corporation and the First National Bank of Boston, as trustee relating to the Company's 5.95% Notes due 2003 (filed with the Securities and Exchange Commission as Exhibit 4 to the Registrant's Current Report on Form 8-K dated October 8, 1993 and incorporated by reference).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares to be offered hereby will be passed upon for the Company by Ropes & Gray. Truman S. Casner, a partner of Ropes & Gray, is a director of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by stockholders or a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation may indemnify directors, officers, employees and other agents of the corporation, (and persons who serve at its request as directors, officers, employees or other agents of another organization or in any capacity with respect to any employee benefit plan) except as to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interest of the corporation or the participants or beneficiaries of such employee benefit plan.

     The Restated Articles of Organization of the Company
(Article 6) provide the following:

          The Corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan to other enterprise of organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

          If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

          As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

         The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

         By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         In addition, the Company maintains a directors' and officers' liability insurance policy.

         The Massachusetts Business Corporation Law permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one (relating to unauthorized distributions) or sixty-two (relating to loans to insiders), or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6 of the Company's Restated Articles of Organization provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.


ITEM 8.  EXHIBITS.

                         DESCRIPTION

(5)                      Opinion of Counsel.

(15)                     Letter re unaudited interim financial
                         information.

(23)(a)                  Consent of Ernst & Young LLP.

(23)(b)                  Consent of Ropes & Gray (included in
                         Exhibit (5)).

(24)                     Power of Attorney (See page 9 below).


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing for registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts on January 17, 1995.

                           STATE STREET BOSTON CORPORATION

                                  George J. Fesus
                           By:____________________________
                                    George J. Fesus
                              Chief Financial Officer and
                                       Treasurer


                          POWER OF ATTORNEY

     We, the undersigned officers and directors of State Street Boston Corporation (the "Corporation") hereby severally constitute and appoint Marshall N. Carter, George J. Fesus and Robert J. Malley, and each of them singly our true and lawful attorneys with full power of substitution and with full power to them and each of them, to sign for us and in our names in the capacities indicated below, a Registration Statement on Form S-8, and any and all amendments thereto including post-effective amendments, to be filed with the Securities and Exchange Commission for the purpose of registering shares of the Common Stock of the Corporation to be issued pursuant to the State Street Boston Corporation 1994 Stock Option and Performance Unit Plan and generally to do all such things in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys, to such registration statement and any and all amendments thereto.

     SIGNATURE                       TITLE                 DATE

(1)  Principal Executive Officer:               )
                                                )
  Marshall N. Carter                            )
_______________________  Chairman of the Board  )
  Marshall N. Carter                            )
                                                )
                                                )
                                                ) December 15, 1994
(2)  Principal Financial Officer:               )
                                                )
     George J. Fesus                            )
_______________________  Chief Financial Officer)
     George J. Fesus     and Treasurer          )

     SIGNATURE                       TITLE                 DATE


  Principal Accounting Officer:                 )
                                                )
    Rex S. Schuette                             )
______________________   Senior Vice President  )
    Rex S. Schuette        and Comptroller      )
                                                )
                                                )
(4)  Directors:                                 )
                                                )
   Tenley E. Albright                           )
______________________   Director               )
   Tenley E. Albright                           )
                                                )
    Joseph A. Baute                             )
______________________   Director               )
    Joseph A. Baute                             )
                                                )
 I. MacAllister Booth                           )
______________________   Director               )
 I. MacAllister Booth                           )
                                                )
   Marshall N. Carter                           )
______________________   Director               )
   Marshall N. Carter                           )
                                                )
   James I. Cash, Jr.                           )
______________________   Director               )December 15, 1994
   James I. Cash, Jr.                           )
                                                )
    Truman S. Casner                            )
______________________   Director               )
    Truman S. Casner                            )
                                                )
  Nader F. Darehshori                           )
______________________   Director               )
  Nader F. Darehshori                           )
                                                )
    Lois D. Juliber                             )
______________________   Director               )
    Lois D. Juliber                             )
                                                )
   Charles F. Kaye                              )
_____________________    Director               )
   Charles F. Kaye                              )
                                                )
  John M. Kucharski                             )
_____________________    Director               )
  John M. Kucharski                             )
                                                )
                                                )

     SIGNATURE                       TITLE                 DATE


 Charles R. LaMantia
______________________    Director               )
 Charles R. LaMantia                             )
                                                 )
                                                 )
                                                 )
______________________    Director               )
   David B. Perini                               )
                                                 )
                                                 )
  Dennis J. Picard                               )
______________________    Director               )
  Dennis J. Picard                               )
                                                 )
                                                 )
      Alfred Poe                                 )
______________________    Director               )December 15, 1994
      Alfred Poe                                 )
                                                 )
                                                 )
   Bernard Reznicek                              )
______________________    Director               )
   Bernard Reznicek                              )
                                                 )
                                                 )
    David A. Spina                               )
______________________    Director               )
    David A. Spina                               )
                                                 )
                                                 )
  Robert E. Weissman                             )
______________________    Director               )
  Robert E. Weissman                             )

                          INDEX TO EXHIBITS



                                                       SEQUENTIALLY
                                                       NUMBERED
EXHIBIT NUMBER              EXHIBIT                    PAGE
- --------------              -------                    ------------



Exhibit (5)      Opinion of Counsel.                           13

Exhibit (15)     Letter re unaudited interim financial         14
                 information.

Exhibit (23)(a)  Consent of Ernst & Young LLP.                 15

Exhibit (23)(b)  Consent of Ropes & Gray (included in          13
                 Exhibit (5)).

Exhibit (24)     Power of Attorney (See page 9 above)           9

                     SECRETARY'S CERTIFICATE



     I, ROBERT J. MALLEY, the duly elected and acting secretary of STATE STREET BOSTON CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal office at 225 Franklin Street, Boston, Massachusetts 02101 (the "Corporation"), DO HEREBY CERTIFY that:

     1. Attached hereto as Appendix A is a true copy of votes duly adopted by the Board of Directors of the Corporation on December 16, 1993 and in full force and effect on the date hereof.

     2. Attached hereto as Appendix B is a true copy of a vote duly adopted by the Stockholders of the Corporation on April 20, 1994 and in full force and effect on the date hereof.


     IN WITNESS WHEREOF, I have executed this Certificate thereunto duly authorized and affixed the seal of the Corporation this 17th day of January, 1995.

                                           Robert J. Malley
                                   ______________________________
                                              Secretary


(Seal)

                            APPENDIX A


           1994 STOCK OPTION AND PERFORMANCE UNIT PLAN



VOTED: To adopt the 1994 Stock Option and Performance Unit Plan (The "Plan"), in the form presented to this meeting, subject to stockholder approval, with the changes therein from that approved on December 16, 1993 and as approved and recommended for adoption by the Executive Compensation Committee, with such further changes therein as any one of the Chairman, the Vice Chairman, the Treasurer and the Executive Vice President of Global Human Resources, with the advice of counsel, may deem necessary, and such officers be, and hereby are, authorized to present the Plan to the stockholders for approval at the Annual Meeting of Stockholders to be held on April 20, 1994;


VOTED: That contingent upon the approval of the Plan by the stockholders at the next Annual Meeting,

               (A)  to reserve 3,500,000 shares of the
          Corporation's Common Stock, $1 par value, for issuance pursuant to the Plan;

               (B) that the Corporation issue from time to time up to 3,500,000 shares pursuant to the Plan;

               (C)  the Chairman, the Vice Chairman, the
          Treasurer, and the Senior Vice President and General Counsel, be, and each of them hereby is, authorized and directed acting individually (i) to cause to be registered under the Securities Act of 1993 up to 3,500,000 shares of the Common Stock, $1 par value, of the Corporation in connection with the Plan together with stock appreciation rights granted under such Plan, in such form and upon such terms as such officers may approve, as conclusively evidenced by the execution of a registration statement on Form S-8 with respect to such securities; (ii) to incorporate into such registration statement such changes or amendments as the Securities and Exchange Commission or counsel for the Corporation may direct or recommend; and that such officers, be, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute, affix the corporate seal thereto, deliver and file all documents and other papers and take all other action which they, or any of them, may deem necessary or appropriate in order to effect said registration or in connection therewith; and (iii) to take any action that may be required by the National Association of Securities Dealers with respect to the securities or the trading of the securities in the NASDAQ Over-the-
          Counter National Market System;

               (D)  the Corporation, and any and all of the
          directors of the Corporation, independently of the others, are hereby authorized to give one or more powers of attorney to Messrs. Marshall N. Carter, David
          A. Spina, George J. Fesus, and Robert J. Malley, and each of them, authorizing them, acting jointly and singly, to sign for the Corporation and/or for such officers in their several capacities, any registration statement on Form S-8 filed with the Securities and Exchange Commission or any and all post-effective amendments to such registration statement;

               (E) it is desirable and in the best interest of the Corporation that the securities to be offered pursuant to the Plan be qualified or registered in various states where its employees reside; that the Chairman, the Vice Chairman, the Treasurer, and the Senior Vice President and General Counsel, be, and each of them hereby is, authorized to determine the states in which appropriate actions shall be taken to qualify or register for sale such securities as such officers may deem advisable; that such officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws or any such states and in connection therewith to execute and file all requisite papers and documents including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointment of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;

               (F) in connection with the immediately preceding authorization, the Chairman, the Vice Chairman, the Treasurer, and the Senior Vice President and General Counsel, be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all action which any of them may deem necessary or advisable in order to register the Corporation as a dealer or broker in any state or states wherein such registration is required or advisable for the purpose of offering therein the securities of the Corporation pursuant to the Plan, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions and other papers and instruments as may be required under such securities laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration for as long as they deem to be in the best interests of the Corporation;



VOTED: That the Chairman, the Vice Chairman, the Treasurer, the Senior Vice President and General Counsel and the Executive Vice President of Global Human Resources be, and each hereby is, authorized and directed, for and on behalf of the Corporation, to take all other action and to execute all other agreements and documents as any such officer deems necessary or appropriate to effectuate the foregoing votes and to carry out the purposes thereof, the taking of any such action and the execution of any such agreement or document conclusively to evidence the due authorization thereof by the Corporation; and

VOTED: That all actions heretofore taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, ratified and approved in all respects.


                                                (Holding Company)

                            APPENDIX B


VOTED: That the 1994 Stock Option and Performance Unit Plan of the Corporation, set forth as Exhibit A to the Proxy
          Statement for this meeting, be approved.